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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 11, 2013
Date of Report (Date of earliest event reported)
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MAXIM INTEGRATED PRODUCTS, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-34192 (Commission File Number)	94-2896096 (I.R.S. Employer Identification No.)

160 Rio Robles San Jose, California 95134 (Address of principal executive offices including zip code)

(408) 601-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01.Entry into a Material Definitive Agreement.
On March 11, 2013, Maxim Integrated Products, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC in its capacity as representative of the several underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, the Company agreed to issue and sell to the Underwriters, and the Underwriters agreed to purchase for resale to the public, $500,000,000 aggregate principal amount of the Company's 3.375% Senior Notes due 2023 (the “Notes”). The Notes will be sold to the Underwriters at an issue price of 98.229% of the principal amount thereof, and the Underwriters will offer the Notes to the public at a price of 98.879% of the principal amount thereof. The offering of the Notes is expected to be completed on March 18, 2013.

The Company expects to receive net proceeds of approximately $490 million from the offering. Subject to market conditions and other factors, the Company intends to use the net proceeds from the offering to repurchase shares of its common stock and for general corporate purposes. The Company will use its cash on hand to redeem, repurchase or repay at maturity all of its outstanding 3.45% Senior Notes due June 14, 2013.
The Notes will be direct, unsecured obligations of the Company and will rank equally with all of the Company's existing and future unsecured and unsubordinated obligations. Interest on the Notes will be payable semi-annually on March 15 and September 15 of each year, beginning on September 15, 2013.
The Notes are being offered and sold by the Company pursuant to a registration statement on Form S-3 (File No. 333-167435) (the “Registration Statement”).
The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.
Item 8.01 Other Events.
On March 11, 2013, the Company issued a press release announcing the pricing of its offering of the Notes. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statement and Exhibits.
(d) Exhibits.

Number        Description

1.1	Underwriting Agreement, dated March 11, 2013, between Maxim Integrated Products, Inc. and J.P. Morgan Securities LLC, in its capacity as representative of the several underwriters named therein.

99.1	Press release, dated March 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13 , 2013

MAXIM INTEGRATED PRODUCTS, INC.

By:	/s/ Bruce E. Kiddoo

Bruce E. Kiddoo Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number        Description

1.1	Underwriting Agreement, dated March 11, 2013, between Maxim Integrated Products, Inc. and J.P. Morgan Securities LLC, in its capacity as representative of the several underwriters named therein.

99.1	Press release, dated March 11, 2013.